Exhibit 2

                              Affiliation Agreement
                                     Between
                               Fifth Third Bancorp
                                       And
                    Peoples Bank Corporation of Indianapolis

                              AFFILIATION AGREEMENT

This Affiliation Agreement (this "Agreement") dated as of July 12, 1999 is entered into by and between FIFTH THIRD BANCORP, a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Cincinnati, Hamilton County, Ohio ("Fifth Third"), and PEOPLES BANK CORPORATION OF INDIANAPOLIS, a corporation organized and existing under the corporation laws of the State of Indiana, with its principal office located in Indianapolis, Marion County, Indiana ("Peoples Bank Corporation").

                              W I T N E S S E T H :

WHEREAS, Fifth Third is a registered multi-bank holding company under the Bank Holding Company Act of 1956, as amended, and Peoples Bank Corporation is a registered bank holding company registered under the Bank Holding Company Act of 1956, as amended, and Fifth Third and Peoples Bank Corporation desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio and the State of Indiana pursuant to which at the Effective Time (as herein defined in Section IX) Peoples Bank Corporation will be merged with and into Fifth Third, with Fifth Third as the surviving corporation (the "Merger");

WHEREAS, Peoples Bank Corporation owns all of the issued and outstanding stock of Peoples Bank & Trust Company, an Indiana banking corporation ("Bank Subsidiary"), which, at the Effective Time, will be merged with and into Fifth Third's wholly-owned subsidiary Fifth Third Bank, Indiana, an Indiana banking corporation ("Fifth Third Bank, Indiana"), with Fifth Third Bank, Indiana as the surviving corporation (the "Subsidiary Merger");

WHEREAS, the Board of Directors of Peoples Bank Corporation has determined that it is in the best interests of Peoples Bank Corporation and its stockholders to consummate the Merger and the Subsidiary Merger, subject to the terms and conditions set forth herein;

WHEREAS, the Board of Directors of Fifth Third has determined that it is in the best interests of Fifth Third and its stockholders to consummate the Merger and the Subsidiary Merger, subject to the terms and conditions set forth herein;

WHEREAS, under the terms of this Agreement each Voting Common Share, without par value of Peoples Bank Corporation ("Peoples Voting Common Stock") and each Nonvoting Common Share, without par value of Peoples Bank Corporation ("Peoples Nonvoting Common Stock" and, together with the Peoples Voting Common Stock, the "Peoples Bank Corporation Common Stock"), which is issued and outstanding (excluding any treasury shares) immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and converted into shares of Common Stock, without par value, of Fifth Third ("Fifth Third Common Stock"), all as more fully provided in this Agreement;

WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and for pooling-of-interests accounting treatment;

WHEREAS, prior to the date hereof, the Board of Directors of Peoples Bank Corporation has approved, adopted and recommended this Agreement and the Merger, upon the terms and subject to the conditions set forth herein (including for purposes of Chapter 43 of the Indiana Business Corporation Law (the "IBCL"));

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third and Peoples Bank Corporation, agree together as follows:

   Article I. Mode of Effectuating Conversion of Shares; Effects of the Merger

A. The Merger. Upon the terms and conditions set forth in the Agreement, Peoples Bank Corporation shall be merged with and into Fifth Third.

B. Treatment of Fifth Third Stock.  At the Effective Time (as defined in Article
IX) all of the shares of Fifth Third Common Stock that are issued and outstanding or held by Fifth Third as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the surviving corporation. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for purchase of any shares of the capital stock of any class of Fifth Third, and any securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third to which they are entitled under the terms of the governing documents.

C. Treatment of Peoples Bank Corporation Stock. 1. At the Effective Time, each share of Peoples Bank Corporation Common Stock (excluding treasury shares) that is issued and outstanding immediately prior to the Effective Time will be converted by virtue of the Merger and without further action, into 1.09 shares of Fifth Third Common Stock (the "Exchange Ratio"), or cash in lieu thereof for fractional shares, if any, as described in Section I.E. below, subject to adjustment as provided in Section I.F. below. At the Effective Time, all shares of Peoples Bank Corporation Common Stock held as treasury shares and all shares of Peoples Bank Corporation Common Stock owned by Fifth Third or any of its wholly owned subsidiaries (other than in a fiduciary, custodial or similar capacity or owned as a result of a debt previously contracted) will be canceled and terminated and no shares of Fifth Third or other consideration will be issued in exchange therefor.

         2. At the Effective Time, each award, option, or other right to purchase or acquire shares of Peoples Bank Corporation Common Stock pursuant to stock options ("Peoples Bank Corporation Rights") granted by Peoples Bank Corporation under the Peoples Bank Corporation of Indianapolis Stock Option Plan, the Peoples Bank Corporation of Indianapolis 1998 Stock Option Plan, as amended, or the Peoples Bank Corporation of Indianapolis Directors Stock Option Plan ("Stock Plans"), which are outstanding at the Effective Time, whether or not vested or exercisable, shall automatically be converted into and become options with respect to Fifth Third Common Stock, and Fifth Third shall assume each Peoples Bank Corporation Right, in accordance with the same terms and conditions of the Stock Plans and stock option agreement by which the Peoples Bank Corporation Right is evidenced, except from and after the Effective Time,
(i) Fifth Third and its Compensation Committee shall be substituted for the Committee of Peoples Bank Corporation's Board of Directors (including, if applicable, the entire Board of Directors of Peoples Bank Corporation) administering such Stock Plans, (ii) each Peoples Bank Corporation Right assumed by Fifth Third may be exercised solely for shares of Fifth Third Common Stock,
(iii) the number of shares of Fifth Third Common Stock subject to such Peoples Bank Corporation Right shall be equal to the number of shares of Peoples Bank Corporation Common Stock subject to such Peoples Bank Corporation Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) the per share exercise price under each such Peoples Bank Corporation Right shall be adjusted by dividing the per share exercise price under each such Peoples Bank Corporation Right by the Exchange Ratio and rounding up to the nearest four decimal places. Notwithstanding, the provisions of clause (iii) of the preceding sentence, Fifth Third shall not be obligated to issue any fraction of a share of Fifth Third Common Stock upon exercise of Peoples Bank Corporation Rights and any fraction of a share of Fifth Third Common Stock that otherwise would be subject to a converted Peoples Bank Corporation Right shall represent the right to receive a cash payment equal to the product of such fraction and the excess, if any, of the Applicable Market Value Per Share of Fifth Third Common Stock as defined in Article I Section E hereof (but calculated as of the date of exercise) over the per share exercise price of such Peoples Bank Corporation Right (as adjusted in accordance with subparagraph (iv) of this Section I.C.2). Any stock appreciation award or right issued by Peoples Bank Corporation under the Stock Plans shall likewise be converted into the right to receive cash value in accordance with the terms of such award on the basis of the value of the number of shares of Fifth Third Common Stock into which the number of shares of Peoples Bank Corporation Common Stock covered by such award would be converted at the Effective Time on the basis of the Exchange Ratio with the exercise price thereof adjusted in the same manner as the exercise prices of Peoples Bank Corporation Rights are to be adjusted as provided above. In addition, notwithstanding the foregoing, each Peoples Bank Corporation Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Fifth Third agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

         3. At or prior to the Effective Time, Fifth Third shall take all corporate action necessary to reserve for issuance sufficient shares of Fifth Third Common Stock for delivery upon exercise of Peoples Bank Corporation Rights assumed by Fifth Third in accordance with this Section.

         4. As soon as practicable after the Effective Time, Fifth Third shall deliver to each holder of Peoples Bank Corporation Rights appropriate notices setting forth such holders' rights pursuant to the Stock Plans, and the agreements evidencing the grants of such Peoples Bank Corporation Rights shall continue in effect on the same terms and conditions (subject to the conversion required by this Section I.C. after giving effect to the Merger and the assumption by Fifth Third as set forth above). To the extent necessary to effectuate the provisions of this Section I.C., Fifth third shall deliver new or amended agreements reflecting the terms of each of the Peoples Bank Corporation Rights assumed by Fifth Third and amend the Stock Plans to reflect the terms hereof.

         5. As soon as practical after the Effective Time, Fifth Third shall file, a registration statement on the appropriate form with respect to shares of Fifth Third Common Stock subject to such Peoples Bank Corporation Rights and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto), for so long as such Peoples Bank Corporation Rights remain outstanding.

D. Status of Peoples Bank Corporation Common Stock. At the Effective Time, all of the shares of Peoples Bank Corporation Common Stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of Peoples Bank Corporation, other than the right to receive any dividend or other distribution with respect to such Peoples Bank Corporation Common Stock with a record date occurring prior to the Effective Time and the right to receive the consideration provided in this Article I. After the Effective Time, there shall be no transfers on the stock transfer books of Peoples Bank Corporation of shares of Peoples Bank Corporation Common Stock.

E. Exchange Procedures. 1. After the Effective Time, each holder of a certificate or certificates for shares of Peoples Bank Corporation Common Stock as of the Effective Time, upon surrender of the same duly transmitted to Fifth Third Trust Department, as exchange agent (the "Exchange Agent") (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Peoples Bank Corporation Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a share, without any interest thereon, equal in amount to the product resulting from multiplying such fraction by the average per share closing price of Fifth Third Common Stock as reported on the NASDAQ National Market System for the ten trading days prior to and including the Effective Time (the "Applicable Market Value Per Share of Fifth Third Common Stock"). Within seven (7) business days after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Peoples Bank Corporation shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Peoples Bank Corporation Common Stock in exchange for new certificates of Fifth Third Common Stock and cash in lieu of fractional shares. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Peoples Bank Corporation Common Stock shall be deemed for all corporate purposes to represent the right to receive the number of full shares of Fifth Third Common Stock and cash in lieu of fractional share interests into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of Fifth Third Common Stock into which Peoples Bank Corporation Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Peoples Bank Corporation Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject however to the operation of any applicable escheat or similar laws relating to unclaimed funds.

         2. Any portion of the Exchange Fund that remains unclaimed by the shareholders of Peoples Bank Corporation for twelve (12) months after the Effective Time shall be paid to Fifth Third. Any shareholders of Peoples Bank Corporation who have not theretofore complied with this Paragraph E of this
Article I shall thereafter only look to Fifth Third for payment of the shares of Fifth Third Common Stock and cash in lieu of any fractional shares deliverable in respect of each share of Peoples Bank Corporation Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Peoples Bank Corporation Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

F. Adjustments to Exchange Ratio. The Exchange Ratio referred to in Section I.C. shall be adjusted so as to give the Peoples Bank Corporation shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, or combinations or subdivisions of Fifth Third Common Stock declared (with a record date prior to the Effective Time) or effected between the date of this Agreement and the Effective Time. In particular, without limiting the foregoing, if, prior to the Effective Time, Fifth Third should split, reclassify or combine the Fifth Third Common Stock, or pay a stock dividend or other stock distribution in Fifth Third Common Stock, as of a record date prior to the Effective Time, appropriate adjustments (rounded to the nearest one-ten-thousandth of a share of Fifth Third Common Stock) will be made to the Exchange Ratio and the total number of shares of Fifth Third Common Stock to be issued in the transaction so as to maintain the proportional interest in Fifth Third Common Stock which the shareholders of Peoples Bank Corporation would otherwise have received. If, between the date hereof and the Effective Time, Fifth Third shall consolidate with or be merged with or into any other corporation (a "Business Combination") and the terms thereof shall provide that Fifth Third Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made as part of the terms of such Business Combination so that (i) each shareholder of Peoples Bank Corporation who would be entitled to receive shares of Fifth Third Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Fifth Third Common Stock issuable to such shareholder as provided herein, the same kind and amount of securities or assets as such shareholder would have received with respect to such shares if the merger would have been consummated, and such shareholder had received shares of Fifth Third Common Stock prior to the consummation of such Business Combination. In the event between the date of this Agreement and the Effective Time, Fifth Third has declared or engaged in the distribution of any of its assets (other than a regular cash dividend), or declared or effected the distribution of equity securities of any business entity to the Fifth Third shareholders, then the Exchange Ratio shall be increased in such amount so that the equivalent fair market value of such transaction shall also be distributed to the Peoples Bank Corporation shareholders, as of the Effective Time.

G. Effectiveness of Merger; Surviving Corporation. When all necessary documents have been filed and recorded in accordance with the laws of the States of Ohio and Indiana, or at such later time as shall be specified therein, the Merger shall become effective, the separate existence of Peoples Bank Corporation shall cease and Peoples Bank Corporation shall be merged into Fifth Third (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "Fifth Third Bancorp".

H. Articles of the Surviving Corporation. The Second Amended Articles of Incorporation, as amended, of Fifth Third of record with the Secretary of State of Ohio as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

I. Directors and Officers of the Surviving Corporation. The Directors of Fifth Third who are in office at the Effective Time shall be the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with applicable law. The officers of Fifth Third who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law.

J. Regulations of the Surviving Corporation. The Regulations of Fifth Third at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.

K. Effects of the Merger. At the Effective Time, the effects of the Merger shall be as provided by the applicable provisions of the laws of Ohio and, to the extent applicable, Indiana. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Peoples Bank Corporation shall cease; Fifth Third shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Fifth Third and Peoples Bank Corporation, and all obligations owing by or due each of Fifth Third and Peoples Bank
Corporation shall be vested in, and become the obligations of, Fifth Third, without further act or deed; and all rights of creditors of each of Fifth Third and Peoples Bank Corporation shall be preserved unimpaired, and all liens upon the property of each of Fifth Third and Peoples Bank Corporation shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

L. Further Actions. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Peoples Bank Corporation in office immediately prior to the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Peoples Bank Corporation and otherwise to carry out the purposes of this Agreement.

M. Filing of Documents. This Agreement shall be filed (only if necessary) and recorded along with a certificate or articles of merger in accordance with the requirements of the laws of the States of Ohio and Indiana, respectively. This Agreement shall not be filed with the Secretary of the State of Indiana or the Secretary of State of Ohio until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully satisfied or effectively waived.

N. Tax and Accounting Treatment. 1. The parties intend that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

     2. The Merger is intended to qualify for pooling-of-interests accounting treatment.

O. Dissenters' Rights. No holder of Fifth Third Common Stock or Peoples Non-Voting Common Stock shall be entitled to relief as a dissenting shareholder pursuant to the IBCL, the Ohio General Corporation Law (the "OGCL") or otherwise. Holders of Peoples Voting Common Stock shall be entitled to dissenters' rights under Section 23-1-44 of the IBCL. Each outstanding share of Peoples Voting Common Stock the holder of which has perfected his right to dissent under the IBCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive Fifth Third Common Stock, and the holder thereof shall be entitled only to such rights as are granted by the IBCL. Peoples Bank Corporation shall give Fifth Third prompt notice upon receipt by Peoples Bank Corporation of any such written demands for payment of the fair value of such shares (such shares being referred to as "Dissenting Shares") of Peoples Voting Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the IBCL (any shareholder duly making such demands being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation or Fifth Third. If any Dissenting Shareholders shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment, such holder's shares of Peoples Voting Common Stock shall be converted into a right to receive Fifth Third Common Stock in accordance with the applicable provisions of this Agreement. No holder of Fifth Third Common Stock shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise

P. Consolidation of Entities; Changes to Form of Merger. The parties agree to cooperate and take all reasonable requisite action prior to or following the Effective Time to merge or otherwise consolidate legal entities (effective at or after the Effective Time) to the extent desirable in Fifth Third's good faith judgment for commercial, regulatory or other reasons, and further agree that Fifth Third may, at any time, change the legal method of effecting the Merger (including without limitation the provisions of Article I hereof) if and to the extent Fifth Third deems such change to be desirable, including, without limitation, to provide for the merger of Peoples Bank Corporation with a wholly-owned subsidiary of Fifth Third; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration for the Merger to be received by the shareholders of Peoples Bank Corporation or holders of Peoples Bank Corporation Rights in the Merger, (B) adversely affect the tax treatment to shareholders of Peoples Bank Corporation or holders of Peoples Bank Corporation Rights, or (C) materially impede or delay receipt of any approvals referred to herein or the consummation of the transactions contemplated hereby.

Q. Plan or Articles of Merger. At the request of Fifth Third, Peoples Bank Corporation shall enter into a separate plan of merger or articles of merger reflecting the terms hereof (including Section I.P. hereof) for purposes of any filing required by the IBCL or the OGCL.

R. Survival of Representations and Warranties. All representations and warranties set forth in Article II shall expire at the Effective Time and thereafter neither Peoples Bank Corporation nor the Bank Subsidiary nor any shareholder, officer or director of either of them shall have any liability or obligation with respect thereto.

Article II.  Representations and Warranties of Peoples Bank Corporation.

Peoples Bank Corporation represents and warrants to Fifth Third that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in Schedule 1 hereto delivered by Peoples Bank Corporation to Fifth Third concurrently with the execution of this Agreement by Fifth Third:

A. Organization; Capitalization; Subsidiaries. Peoples Bank Corporation (i) is duly incorporated and validly existing as a corporation under the corporation laws of the State of Indiana and has filed all annual reports required by law with the Indiana Secretary of State and is a registered unitary bank holding company under the Bank Holding Company Act; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has authorized capital stock consisting entirely of 300,000 shares of Peoples Voting Common Stock and 4,000,000 shares of Peoples Non-Voting Common Stock, no par value per share;
(iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights, contracts, understandings or commitments entitling another person to acquire (or to receive consideration based on the value of) any securities of Peoples Bank Corporation of any kind, other than (a) 264,096 shares of Peoples Voting Common Stock, which are authorized, duly issued and outstanding as of June 30, 1999, all of which shares are fully paid and non-assessable, (b) 2,715,701 shares of Peoples Non-Voting Common Stock, which are authorized, duly issued and outstanding as of June 30, 1999, all of which shares are fully paid and non-assessable, and (c) options to purchase a total of 197,025 shares of Peoples Non-Voting Common Stock as of June 30, 1999, and stock appreciation awards relating to 66,000 shares of Peoples Bank Corporation Non-Voting Common Stock, all of which were granted to and are currently held by the present and former employees, officers and Directors of Peoples Bank Corporation and/or its subsidiaries; (v) owns of record and beneficially free and clear of all liens and encumbrances, all of the 35,000 outstanding shares of the common stock of the Bank Subsidiary, no par value per share, which shares constitute all of the issued and outstanding capital stock thereof. Since March 31, 1999, Peoples Bank Corporation has not issued any shares, except in connection with the exercise of the options referred to in clause (iv)(b), or any additional options. Peoples Bank Corporation has no direct or indirect subsidiaries other than the Bank Subsidiary and the subsidiaries listed on
Schedule 1 attached hereto (all subsidiaries owned directly or indirectly by Peoples Bank Corporation are collectively referred to herein as the "PBC Subsidiaries" and each individually as a "PBC Subsidiary"). Other than as set forth on Schedule 1, Peoples Bank Corporation does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares or any equity securities or similar interests of any person or any interest in a partnership or joint venture of any kind. Each of the PBC Subsidiaries are duly formed and validly existing the their respective states of incorporation as set forth on Schedule 1.

B. Bank Subsidiary. The Bank Subsidiary is duly incorporated and validly existing as an Indiana banking corporation under the laws of the State of Indiana, and has all the requisite power and authority to conduct the banking business as now conducted by it; and the Bank Subsidiary does not have any outstanding equity securities of any kind, nor any outstanding options, warrants or other rights, contracts, understandings or commitments entitling another person to acquire any equity securities of the Bank Subsidiary of any kind, other than 35,000 shares of the common stock, no par value per share, of the Bank Subsidiary owned of record and beneficially by Peoples Bank Corporation.
Schedule 1 sets forth the record and beneficial ownership of all issued and outstanding shares of capital stock of each of the PBC Subsidiaries. None of the PBC Subsidiaries has outstanding any options, warrants or other rights entitling another person to acquire any equity securities of such PBC Subsidiary. The Bank Subsidiary has no direct or indirect subsidiaries other than Peoples Building Corporation, PIC, Ltd., and Peoples Investment Services, Inc.

C. Financial Statements; Regulatory Reports. 1. Peoples Bank Corporation has previously furnished to Fifth Third its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at December 31, 1998, and for the year then ended, together with the opinions of its independent certified public accountants associated therewith. Peoples Bank Corporation also has previously furnished to Fifth Third the Bank Financial
Reports as filed with the FDIC and the Indiana Department of Financial Institutions of the Bank Subsidiary as at December 31, 1996, 1997 and 1998.
Peoples Bank Corporation also has furnished to Fifth Third (i) its unaudited, consolidated financial statements as at March 31, 1999, and for the three (3) months then ended, and (ii) the Bank Financial Reports as filed with the Federal Reserve Bank of the Bank Subsidiary for the quarter ended March 31, 1999. Such audited and unaudited consolidated financial statements of Peoples Bank Corporation fairly present or and all audited and unaudited financial statements to be delivered prospectively as required by this Agreement will fairly present, as applicable, the consolidated financial condition, results of operations and cash flows of Peoples Bank Corporation as of the date thereof, and for the years or periods covered thereby, in conformity with GAAP, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results). Except as disclosed on Schedule 1, there are no material liabilities, obligations or indebtedness of Peoples Bank Corporation, the Bank Subsidiary or any other PBC Subsidiary required to be disclosed in the financial statements (or in the footnotes to the financial statements) so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Except as disclosed in Schedule 1, since March 31, 1999, none of Peoples Bank Corporation, the Bank Subsidiary nor any of the PBC Subsidiaries has incurred any liabilities outside the ordinary course of business consistent with past practice.

         2. Peoples Bank Corporation has made available to Fifth Third an accurate and complete copy (including all exhibits and all documents incorporated by reference) of each of the following documents as filed by Peoples Bank Corporation with the SEC: (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1997 by Peoples Bank Corporation or the Bank Subsidiary with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act ("Peoples Bank Corporation Reports"), and (b) communication mailed by the Peoples Bank Corporation to its shareholders since January 1, 1997. Since January 1, 1997, Peoples Bank Corporation has timely filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date, or omitted any material exhibit required to be filed therewith. No event has occurred subsequent to December 31, 1998 which Peoples Bank Corporation is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Peoples Bank Corporation to Fifth Third and Current Reports required as a result of this Agreement. No subsidiary of Peoples Bank Corporation is required under the Securities Act or the Exchange Act to file any reports or other documents with the SEC.

         3. Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1997 with any applicable industry self-regulatory organization or stock exchange ("SRO") and any other federal, state, local or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and all other reports, registrations and statements required to be filed by them since January 1, 1997, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Peoples Bank Corporation and the Bank
Subsidiary, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Peoples Bank Corporation, investigation into the business or operations of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary since January 1, 1997. To the knowledge of Peoples Bank Corporation, there is no unresolved violation, or material criticism or exception, by any Regulatory Agency with respect to any report, registration or statement relating to any examinations of the Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary.

D. Title to Properties. Except as disclosed on Schedule 1, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have good and marketable title to all of the material properties and assets reflected in its separate statement of financial condition as at December 31, 1998, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by it after such date and still owned by it, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

E. No Material Adverse Changes. Except as disclosed in Schedule 1 and for events relating to the business environment in general: (i) since December 31, 1998, there have been no material adverse changes in the financial condition, operations or business of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries on a consolidated basis; (ii) Peoples Bank Corporation is not aware of any events which have occurred since December 31, 1998 or which are reasonably expected to occur in the future and which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries on a consolidated basis, excluding in each instance matters of general application to the banking industry (which shall include but not be limited to changes in general economic condition, changes in interest rates generally, changes in laws or regulations of general applicability or changes in
GAAP) or are reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement; and (iii) since December 31, 1998 there have been no material changes in the methods of business operations of Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries.

F. Litigation; Regulatory Action. 1. Except as disclosed in Schedule 1, there are no actions, suits, proceedings, investigations or assessments of any kind pending of which Peoples Bank Corporation has received written notice, or to the best knowledge of Peoples Bank Corporation, threatened against Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries which reasonably can be expected to result in any material liability or any material adverse change in the financial condition, operations or business of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries on a consolidated basis, or which are reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement.

         2. Except as disclosed in Schedule 1, as of the date hereof, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending of which Peoples Bank Corporation has received written notice, or to the best knowledge of Peoples Bank Corporation, threatened against any of the Directors or officers of Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries in their capacities as such, and no Director or officer of Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries currently is receiving indemnification payments or seeking to be indemnified by either Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries pursuant to applicable law or Peoples Bank Corporation's Restated Articles of Incorporation or Amended By-laws, the Bank Subsidiary's Articles of Incorporation or Bylaws or the Articles and By-Laws of any PBC Subsidiary.

         3. Except as disclosed in Schedule 1, none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other governmental entity, that restricts the conduct of its business or has resulted, or could reasonably be expected to result, in a liability or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each a "Regulatory Agreement"), nor have any of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary (a) been advised since January 1, 1996 by any Regulatory Agency or other governmental entity that it is considering issuing or requesting any such Regulatory Agreement or (b) any knowledge of any pending or threatened regulatory investigation.

G. Ordinary Course of Business. Except as disclosed in Schedule 1, since December 31, 1998, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have each been operated in the ordinary course of business, have not made any changes in their respective capital or corporate structures, nor any material changes in their methods of business operations and have not provided any increases in employee salaries or benefits other than (in the case only of persons who are not officers or Directors of Peoples Bank Corporation or the Bank Subsidiary) increases in the ordinary course of business and have not instituted or made any announcements to institute or amend any existing employee benefit plan, policy or arrangement or any employment contract or policy. Except as disclosed in Schedule 1, since December 31, 1998, to the date hereof Peoples Bank Corporation has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

H. Taxes; Accounting. 1. Except as disclosed in Schedule 1, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries through the date hereof are complete and accurate in all material respects.

         2. Peoples Bank Corporation has no reason to believe that any conditions exist that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or for pooling-of-interests accounting treatment.

         3. Since December 31, 1998, except insofar as required by a change in GAAP, there has been no change in accounting methods, principles or practices of Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries.

I. Contracts. Except as disclosed in Schedule 1, none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty),
(b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Peoples Bank Corporation Reports, (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which business is conducted with respect to Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries or which restricts the conduct of any business by Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries or any geographic area in which Peoples Bank Corporation or any of its affiliates may conduct business or requires exclusive referrals of any business, (d) except as contemplated by
Article I hereof or as set forth in Schedule 1 (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the funding, vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or together with any other event), or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (e) which would prohibit or materially delay the consummation of the Merger. Peoples Bank Corporation has previously made available to Fifth Third true and correct copies of all employment, termination and compensation agreements (including deferred compensation) with executive officers, key employees or material consultants which are in writing and to which Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section II.I., whether or not set forth in Schedule 1, is referred to herein as a "Peoples Contract", and none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary has knowledge of, or has received notice of, any violation of any Peoples Contract by any of the other parties thereto.

J. Loan Losses. Except as disclosed in Schedule 1, since December 31, 1998, to the date hereof none of Peoples Bank Corporation, Bank Subsidiary nor any PBC Subsidiary has incurred any unusual or extraordinary loan losses which are material to Peoples Bank Corporation, the Bank Subsidiary and the PBC
Subsidiaries on a consolidated basis; to the best knowledge of Peoples Bank Corporation and in light of the historical loan loss experience of the Bank Subsidiary and the PBC Subsidiaries and its management's analysis of the quality and performance of its loan portfolio, as of December 31, 1998, its reserve for loan losses was, in the opinion of Peoples Bank Corporation, adequate to absorb all known and reasonably anticipated losses as of such date.

K. Broker. Except for McDonald Investments, Inc., whose fee in connection with the transactions contemplated by this Agreement is disclosed in Schedule 1, neither Peoples Bank Corporation, nor the Bank Subsidiary nor any of the PBC Subsidiaries has, directly or indirectly, dealt with any investment banker, broker, or finder in connection with this transaction and neither has incurred or will incur any obligation for any investment banker's, broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

L. Board Approval; Corporate Authority; No Breach. 1. The Directors of Peoples Bank Corporation, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement and have adopted this Agreement as a "plan of merger" within the meaning of Section 23-1-40-1 of the IBCL. The Directors of Peoples Bank Corporation have directed that the plan of merger contained in this Agreement be submitted to a vote of Peoples Bank Corporation's shareholders at the annual or a special meeting of the shareholders to be called for that purpose, and, as of the date of this Agreement, have recommended a favorable vote by such shareholders, all in accordance with or as required by law and in accordance with the Restated Articles of Incorporation and Amended By-laws of Peoples Bank Corporation. As of the date of this Agreement, each member of the Board of Directors of People Bank Corporation has indicated that he or she currently intends to vote all shares of Peoples Bank Corporation which they own in favor of the Merger.

         2. Peoples Bank Corporation has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder subject to required regulatory approvals and, in the case of consummation of the Merger, subject to approval by the holders of a majority of the outstanding shares of Peoples Voting Common Stock and a majority of the outstanding Peoples Non-Voting Common Stock, voting as separate voting groups, which are the only approvals of shareholders required. The consummation of the transactions contemplated hereby does not require the consent of any non-governmental third party. This Agreement has been duly authorized and constitutes the valid and binding obligation of Peoples Bank Corporation, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity.

         3. Except as disclosed in Schedule 1, neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby and thereby (either alone or together with any other event), (i) conflicts with, results in a breach of, violates or constitutes a default under, (x) Peoples Bank Corporation's Restated Articles of Incorporation or Amended By-laws or, to the best knowledge of Peoples Bank Corporation, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or (y) any agreement, arrangement, or commitment, to which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is subject or bound; (ii) results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary; (iii) except as disclosed in Schedule 1, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is a party or by which the rights, properties or assets of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary are subject or bound; or (iv) to the best knowledge of Peoples Bank Corporation, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is to perform any duties or obligations or receive any rights or benefits under any material agreements, arrangements or commitments. For purposes of clauses (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six (6) months from the date of this Agreement or which do not require the expenditure of more than $150,000 over the term of the agreement, arrangement or commitment (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by the Bank Subsidiary and all PBC Subsidiaries).

         4. As of the date hereof, Peoples Bank Corporation is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

M. Articles and By-laws. Complete and accurate copies of the (i) Restated Articles of Incorporation and Amended By-laws of Peoples Bank Corporation, (ii) the Articles of Incorporation and Bylaws of the Bank Subsidiary, and (iii) the Articles of Incorporation and Bylaws of the PBC Subsidiaries in force as of the date hereof, have been delivered to Fifth Third.

N. Compliance with Law. Except as disclosed in Schedule 1, none of Peoples Bank Corporation, the Bank Subsidiary, the PBC Subsidiaries nor any employee, officer or Director of any of them, acting in such capacity, has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of, or material failure to comply with the regulatory requirements of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect, individually or in the aggregate, on the financial condition or operations of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries taken as a whole. None of Peoples Bank Corporation, the Bank Subsidiary nor any of the PBC Subsidiaries has received notice of any violations of any of the above. To the best knowledge of Peoples Bank Corporation and except as disclosed in Schedule 1, Peoples Bank Corporation, the Bank Subsidiary and all PBC Subsidiaries possess all licenses, franchises, permits and other authorizations necessary to continue to conduct such businesses as they are presently conducted following the Effective Time without material interference or interruption.

O. No Untrue Statements. Except as disclosed in Schedule 1, neither this Agreement nor any report, statement, list, certificate or other information furnished by Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein and necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

P. Environmental Matters. 1. Except as described on Schedule 1, there are no actions or proceedings pending before any environmental regulatory body and Peoples Bank Corporation has received no notice of any investigations by any regulatory body and to its knowledge, no such proceeding or investigation is threatened, which, in any such case affects Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which the sole interest of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statue, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary and/or require Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary to incur expenses of more than $50,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries, nor, to the best knowledge of Peoples Bank Corporation after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is a plaintiff or complainant. None of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary is liable in any material respect under any applicable law for any release by any of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor are any of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary liable for any material costs (as a result of the acts or omissions of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary or, to the best knowledge of Peoples Bank Corporation, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary to prevent or minimize any actual or threatened release by Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA.

         2. Except as disclosed in Schedule 1, to the best knowledge of Peoples Bank Corporation each "facility" owned, leased or operated by Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary (but excluding any "facility" as to which the sole interest of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries taken as a whole.

Q. Employment Matters. 1. Benefit Plans. Schedule 1 lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its type of plan (i.e. defined benefit, defined contribution, health, welfare, etc.) and funding status (e.g., funded trust, unfunded obligation or insurance policy). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, policy, practice, arrangement or system for the benefit of employees, former employees, directors or former directors which is, or has been within the ten (10) years preceding the date of this Agreement, contributed to or maintained currently or at any time within the ten (10) years preceding the date of this Agreement, by Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries or for which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary have currently (or have had within the ten (10) years preceding the date of this Agreement) any liability (contingent or otherwise) and shall include, without limitation, (a) any retirement plan such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral change in control payments or benefits or incentive benefits, whether funded or unfunded, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. Except as disclosed in
Schedule 1 attached hereto, through the date of this Agreement, none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary have made or have committed to make any contributions to any Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts. None of the Benefit Plans is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA.

                  2. Predecessor Plan. The term "Benefit Plan" for all purposes of this Agreement shall include each Predecessor Plan (as herein defined). For purposes hereof, "Predecessor Plan" shall mean any plan, program, policy, practice, arrangement or system as otherwise described in Section II.Q.1. but was maintained, contributed to or resulted in liability to any predecessor employer of Peoples Bank Corporation, Bank Subsidiary, the PBC Subsidiaries or any other direct or indirect subsidiary of Peoples Bank Corporation prior to the date hereof. For purposes hereof, "predecessor employer" shall mean any employer, entity or business operation acquired by Peoples Bank Corporation, the Bank Subsidiary, the PBC Subsidiaries or any other direct or indirect subsidiary of Peoples Bank Corporation in any type of acquisition (including, without limitation, mergers, stock acquisitions and asset acquisitions). Schedule 1 describes (in addition to the information required by Section II.Q.1.) the current status of the Predecessor Plan (such as ongoing plan, frozen plan or terminated), and if the Predecessor Plan is no longer in existence, how the Predecessor Plan was handled (such as through termination or merger into another specified plan).

                  3. Plan Documents, Reports and Filings. Except as disclosed on
Schedule 1, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have provided true, complete and correct copies of all plan documents, or, if no plan document exists, a description of such Benefit Plan, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description and any material modifications thereto, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans issued within ten (10) years prior to the date hereof.

                  4. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(2) of ERISA or the excess benefit plan exception under Section 201(7) of ERISA (a "Qualified Benefit Plan"), except as disclosed on Schedule 1:
(a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfies the requirements of section 401(a) of the Code, as amended by all of the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS, and the scope of such determination letter is complete and does not exclude consideration of any of the requirements or matters referred to in sections 4.02 through 4.04 of Revenue Procedure 93-39; (b) such Qualified Benefit Plan has been maintained in accordance with and continues to be in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan has been maintained in accordance with and continues to be in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) no Qualified Benefit Plan is an ESOP as defined in
Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan"); (e) any previously terminated Qualified Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

                  5. General Plan Compliance. With respect to each Benefit Plan, except as noted on Schedule 1: (a) such Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been in substantial compliance with applicable Code provisions; and (b) such Benefit Plan has been, to the best knowledge of Peoples Bank Corporation, operated in substantial compliance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and to the extent such Benefit Plan is a group health plan subject to the requirements of Section 4980B of the Code ("COBRA"), has been, to the best knowledge of Peoples Bank Corporation, operated in substantial compliance with such COBRA requirements.

                  6. Prohibited  Transactions.  No prohibited  transaction under
Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in
(a) the  imposition,  directly  or  indirectly,  of a material  excise tax under
Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

                  7. Lawsuits or Claims. No material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of Peoples Bank Corporation, threatened against any Benefit Plan or against Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiaries with respect to any Benefit Plan.

                  8. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statement of Peoples Bank Corporation, the Bank Subsidiary and all PBC Subsidiaries or, if not, in Schedule 1. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under GAAP, or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential liabilities relating to excess parachute payments under
Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary and for which Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary is liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

                  9. Defined Benefit Pension Plan Liabilities. Peoples Bank Corporation, the Bank Subsidiary, the PBC Subsidiaries and any entity treated as a single employer with Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries in accordance with Section 414(b), (c), (m) and (o) of the Code (hereinafter a "Controlled Group Member") (or any pension plan maintained by any of them) have not incurred any material liability to the PBGC or the IRS with respect to any employee pension plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan (other than any filing that may be required by reason of the Merger). Except as otherwise disclosed in Schedule 1, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each such employee pension plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. None of Peoples Bank Corporation, the Bank Subsidiary, any of the PBC Subsidiaries nor any Controlled Group Member participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA). Subject to Section 4044(d)(2) of ERISA, no employee, former employee, plan participant or any other party (other than Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries) has any entitlement (under the terms of any plan document or otherwise) to any surplus assets in any Qualified Benefit Plan which is a defined benefit plan as defined in Section 414(j) of the Code.

                  10. Third Party Plans. Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries (a) have not incurred any asserted or, to the best knowledge of Peoples Bank Corporation, unasserted material liability for breach of duties assumed in connection with acting as an independent trustee, custodian, agent, investment manager or otherwise with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which is maintained by an employer unrelated in ownership to Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries, (b) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

                  11. Retiree Benefits. Except as set forth on Schedule 1 and identified as "Retiree Liability", Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries have no obligation to provide health benefits, or life insurance benefits to or with respect to retirees, former employees or any of their relatives.

                  12.  Right to Amend  and  Terminate.  Except  as set  forth on
Schedule  1,  Peoples  Bank  Corporation,   the  Bank  Subsidiary  and  the  PBC
Subsidiaries have all power and authority necessary to amend or terminate each Benefit Plan in accordance with its terms (and the terms of each Benefit Plan, authorize amendments and terminations) and applicable law, without incurring any penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced, provided, further, that no such amendment or termination may eliminate contractual rights without the consent of the party holding such rights under any Benefit Plan not subject to ERISA.

                  13.  Consummation  of  Transactions.  Except  as set  forth in
Schedule 1, the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any benefit under any Benefit Plan, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any person under any Plan or (iii) result in the payment of any "excess parachute payment" under
Section 280G of the Code or any other payment that is not deductible for any reason by the Peoples Bank Corporation, the Bank Subsidiary, the PBC Subsidiaries or their respective successors.

R. Investment Portfolio. The investment portfolios of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries consist of securities in marketable form. Except as disclosed in Schedule 1, since December 31, 1998 to the date hereof none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to banking industry (including, but not limited to, changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Peoples Bank Corporation is not aware of any events which are reasonably certain to occur in the future and which reasonably would be expected to result in any material adverse change in the quality or performance of Peoples Bank Corporation's, the Bank Subsidiary's and the PBC Subsidiaries' investment portfolios on a consolidated basis.

S. Anti-takeover Provisions. The Board of Directors of Peoples Bank Corporation has taken all requisite action under Chapter 43 of the IBCL to permit the transactions contemplated by this Agreement to be consummated in compliance with
Section 23-1-43-19(1). No other control share acquisition or similar anti-takeover statute enacted under the laws of the State of Indiana applies to the Merger or the transactions contemplated by this Agreement.

T. Derivative Instruments. All swaps, caps, floors, futures, forward contracts, option agreements, and any other derivative financial instruments, contracts or arrangements, whether entered into for Peoples Bank Corporation's own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) in the ordinary course of business, (ii) in accordance with prudent banking practices and all applicable laws, rules, regulations and regulatory policies and (iii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Peoples Bank Corporation or one of its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Peoples Bank Corporation. Peoples Bank Corporation and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to Peoples Bank Corporation's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

U. Year 2000. Neither Peoples Bank Corporation nor any of its subsidiaries has received, nor to the knowledge of Peoples Bank Corporation are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4,
1998). Peoples Bank Corporation has provided to Fifth Third a complete and accurate copy of its plan, including its good faith estimate of the anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness", December 17, 1997, entitled "Safety and Soundness
Guidelines Concerning the Year 2000 Business Risk", and October 15, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness", as such issues affect any of Peoples Bank Corporation or its subsidiaries. Between the date of this Agreement and the Effective Time, Peoples Bank Corporation shall use its reasonable best efforts to implement such plan.

W. Fairness Opinion. On or before the date hereof, McDonald Investments Inc. has rendered its oral opinion to Peoples Bank Corporation's Board of Directors that the Exchange Ratio is fair, from a financial point of view, to the holders of the Peoples Bank Corporation Common Stock.

X. Transactions with Affiliates. Except as disclosed in the Peoples Bank Corporation Reports filed prior to the date hereof, from January 1, 1999 through the date hereof there have been no transactions, agreements, arrangements or understandings between Peoples Bank Corporation or any of its subsidiaries, on the one hand, and the Peoples Bank Corporation's affiliates (other than wholly owned subsidiaries of Peoples Bank Corporation) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Y. PIC, Ltd. PIC, Ltd. ("PIC") is a duly organized and validly existing corporation incorporated under the laws of Bermuda. All required federal and state regulatory approvals relating to such formation were received by Peoples Bank Corporation. PIC is in material compliance with all applicable state and federal tax laws, rules and regulations. There are no material adverse tax consequences expected in the event PIC is merged with and into Bank Subsidiary. Fifth Third could terminate the employment agreement with the investment manager that manages PIC's investment portfolio with 120 days prior written notice for any reason with a severance payment.

Article III. Representations and Warranties of Fifth Third

Fifth Third represents and warrants to Peoples Bank Corporation that as of the date hereof or as of the indicated date, as appropriate:

A. Organization. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged.

B. Capitalization. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock Fifth
Third is authorized to have outstanding is 500,500,000 of which 500,000,000 shares are classified as Common Stock without par value and 500,000 shares are classified as Preferred Stock without par value. As of the close of business on June 30, 1999, 271,234,131 shares of Fifth Third Common Stock were issued and outstanding and 73,636 shares were held in its treasury. As of the date of this Agreement, no shares of Preferred Stock have been issued by Fifth Third. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans. At June 30, 1999, (a) 16,330,218 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options granted under it stock option plans and 7,426,429 shares were reserved for issuance under options to be granted in the future, (b) 3,466,200 shares of Fifth Third Common Stock were reserved for issuance to the shareholders of Peoples Bank Corporation pursuant to the terms of this Agreement.

C. Fifth Third Bank, Indiana. Fifth Third Bank, Indiana is duly incorporated, validly existing and in good standing as an Indiana banking corporation under the laws of the State of Indiana, and has all the requisite power and authority to conduct the banking business as now conducted by it; and Fifth Third Bank, Indiana does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights, contracts, understandings or commitments entitling another person to acquire any securities of Fifth Third Bank, Indiana of any kind, other than 60,000 shares of the common stock, no par value per share, of Fifth Third Bank, Indiana owned of record and beneficially by Fifth Third.

D. Due Issuance. All shares of Fifth Third Common Stock to be received by the shareholders of Peoples Bank Corporation as a result of the Merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

E. Financial Statements. Fifth Third has previously furnished to Peoples Bank Corporation its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as of and at December 31, 1998 and for the year then ended together with the opinions of its independent public accountants associated therewith. ). Since March 31, 1999, other than the acquisition transactions described in Fifth Third's filings with the SEC (the "Acquisitions"), Fifth Third and its subsidiaries have not incurred any material liabilities outside the ordinary course of business consistent with past practice. Fifth Third also has furnished to Peoples Bank Corporation (i) its unaudited, consolidated financial statements as at March 31, 1999, and for the three (3) months then ended, and (ii) the Call Reports as filed with the Federal Reserve Bank of the Fifth Third Bank, Indiana for the quarter ended March 31, 1999. Such consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Fifth Third as of their respective dates and for the respective periods covered thereby in conformity with GAAP consistently followed throughout the periods covered thereby. Neither Fifth Third nor any significant subsidiaries of Fifth Third have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Since December 31, 1998, no event has occurred which has had, and Fifth Third has no knowledge of any such event that has occurred since such date that is reasonably likely to have, a material adverse effect with respect to Fifth Third.

F. No Material Adverse Change. Except for events relating to the business environment in general and the Acquisitions: (i) since December 31, 1998, there have been no material adverse changes in the consolidated financial condition, operations or business of Fifth Third; (ii) the chief executive officer and the chief financial officer of Fifth Third are not aware of any events which have occurred since December 31, 1998, or which are reasonably expected to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third, excluding in each instance matters of general application to the banking industry (which shall include but not be limited to changes in general economic condition, changes in interest rates generally, changes in laws or regulations of general applicability or changes in GAAP) or are reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement; and (iii) since December 31, 1998, there have been no material changes in the methods of business operations of Fifth Third and its subsidiaries.

G. Board Approval; Corporate Authority; No Breach. 1. The Board of Directors of Fifth Third, by resolution adopted by the members present at a meeting duly called and held, at which meeting a quorum was at all times present and acting, has approved this Agreement, including authorizing and reserving a sufficient number of shares of Fifth Third Common Stock for issuance to Peoples Bank
Corporation shareholders in accordance with this Agreement. Approval and adoption of this Agreement by the shareholders of Fifth Third is not required under Ohio law or under the Second Amended Articles of Incorporation, as amended, or Code of Regulations of Fifth Third.

         2. Fifth Third has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute the valid and binding obligation of Fifth Third, enforceable in accordance with its terms, except to the extent that
(i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals.

         3. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby and thereby, does or will (i) conflict with, result in a breach of, violate or constitute a default, under Fifth Third's Second Amended Articles of Incorporation, as amended, or Code of Regulations or, to the best knowledge of its chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third is subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Fifth Third or any of its subsidiaries; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third is a party or by which Fifth Third's rights, properties or assets are subject or bound; or
(iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments. For purposes of clauses (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $100,000 over the term of the agreement, arrangement or commitment.

         4. As of the date hereof, Fifth Third is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

H. Articles and Regulations. Complete and accurate copies of (i) the Second Amended Articles of Incorporation, as amended, and (ii) the Code of Regulations of Fifth Third in force as of the date hereof have been delivered to Peoples Bank Corporation.

I. Compliance with Law. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither Fifth Third nor any of its subsidiaries has engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition Fifth Third and its subsidiaries taken as a whole. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

J. No Untrue Statements; SEC Filings. 1. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Fifth Third to Peoples Bank Corporation or Peoples Bank Corporation's agents in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         2. Fifth Third has made available to Peoples Bank Corporation an accurate and complete copy (including all exhibits and all documents incorporated by reference) of each of the following documents as filed by Fifth Third with the SEC: (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1999 by Fifth Third with the SEC, pursuant to the Securities Act or the Exchange Act, and (b) communication mailed by Fifth Third to its stockholders since January 1, 1999. Since January 1, 1999, Fifth Third has timely filed (and will timely file after the date of this Agreement) all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports complied (and, in the case of all reports and other documents filed after the date of this Agreement, will comply) in all material respects with the published rules and regulations of the SEC. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication contained (and no registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date, or omitted any material exhibit required to be filed therewith. No event has occurred subsequent to December 31, 1998 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Peoples Bank Corporation. Fifth Third timely shall furnish Peoples Bank Corporation with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

         3. Fifth Third and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1997 with any SRO and any other Regulatory Agencies, and all other reports, registrations and statements required to be filed by them since January 1, 1997, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Fifth Third and its subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Fifth Third, investigation into the business or operations of Fifth Third or its subsidiaries since January 1, 1997. To the best knowledge of Fifth Third, there is no unresolved violation, or material criticism or exception, by any bank Regulatory Agency with respect to any report, registration or statement relating to any examinations of Fifth Third or its subsidiaries.

K. Litigation. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, threatened against Fifth Third or any Fifth Third subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third, or reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement.

L. Loan Losses. Since December 31, 1998 to the date hereof, none of Fifth Third nor any of its banking subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the best knowledge and belief of the chief executive officer and chief financial officer of Fifth Third, and in the light of any banking or Bank Subsidiary's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of December 31, 1998, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

M. Tax Returns. Fifth Third and its subsidiaries have filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by fifth Third and its subsidiaries are complete and accurate in all material respects.

N. Broker. Fifth Third has not, directly or indirectly, dealt with any investment banker, broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any investment banker's, broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

O. Investment Portfolio. The investment portfolios of Fifth Third and its subsidiaries and affiliates consist of securities in marketable form. Since December 31, 1998, to the date hereof Fifth Third and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for matters of general application to banking industry (including, but not limited to, changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, the management of Fifth Third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its affiliates on a consolidated basis.

P. Taxes; Accounting. Fifth Third has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or for pooling-of-interests accounting treatment.

Q. Expiration of Representations and Warranties. All representations and warranties contained in this Section III shall expire at the Effective Time, and thereafter, neither Fifth Third nor any officer or Director of Fifth Third shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

     Article IV. Obligations of Peoples Bank Corporation Between the Date of
                     this Agreementand the Effective Time.

A. Shareholder Meeting. Peoples Bank Corporation, in consultation with Fifth Third, will take all actions necessary to call and hold an annual or a special meeting of Peoples Bank Corporation's shareholders as soon as practicable after the Fifth Third registration statement relating to the shares of Fifth Third Common Stock to be issued in the Merger has been declared effective by the SEC and under all applicable state securities laws for the purpose of approving the Merger and the plan of merger (within the meaning of Section 23-1-40-1 of the
IBCL) contained in this Agreement (and any other documents or actions necessary to the consummation of the Merger) pursuant to law. Peoples Bank Corporation shall include in the proxy materials relating to the annual or special meeting that all Directors of Peoples Bank Corporation have indicated their intent to vote all shares of Peoples Bank Corporation Common Stock which they own of record in favor of approving this Agreement and any such other necessary documents or actions, and shall include the recommendation of the Board of
Directors of Peoples Bank Corporation that the Peoples Bank Corporation shareholders vote in favor of approving this Agreement and any other necessary documents or actions, except as provided in the next sentence. The Board of Directors of Peoples Bank Corporation shall be permitted to withdraw or modify in a manner adverse to Fifth Third (or not to continue to make) its recommendation to its shareholders if, but only if, (a) in the reasonable opinion of the Board of Directors of Peoples Bank Corporation upon the advice of outside counsel, such action is required in order for the Board of Directors of Peoples Bank Corporation to comply with duties applicable to directors under applicable law, and (b) the Peoples Bank Corporation has given Fifth Third five business days' prior notice of its intention to withdraw or modify such recommendation and Peoples Bank Corporation's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Fifth Third and (c) Peoples Bank Corporation has fully and completely complied with Section IV.B. Without limiting the generality of the foregoing, Peoples Bank Corporation agrees that its obligations pursuant to the first sentence of this Section IV.A. shall not be altered by the commencement, public proposal, public disclosure or communication to Peoples Bank Corporation of any Acquisition Proposal (as defined below), including without limitation a Superior Proposal (as defined below), or a decision by the Board of Directors of Peoples Bank Corporation to withdraw or modify in a manner adverse to Fifth Third (or not to continue to make) its recommendation to its stockholders to approve and adopt this Agreement and the Merger and the plan of merger contained in this Agreement. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide Acquisition Proposal for all of the outstanding shares of the Peoples Bank
Corporation  Common  Stock on terms  the  Board of  Directors  of  Peoples  bank
Corporation determines in its good faith judgment (taking into account the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all of Peoples Bank Corporation's shareholders than this Agreement and the Merger taken as a whole.

B. No Solicitation. Peoples Bank Corporation and its subsidiaries, and the officers, directors, financial or legal advisors of Peoples Bank Corporation and its subsidiaries, will not, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal or Alternative Offer or
(b) engage in negotiations with, or disclose any nonpublic information relating to Peoples Bank Corporation or any of its subsidiaries or afford access to the properties, books or records of Peoples Bank Corporation or any of its subsidiaries to, any person that may be considering making, or has made, an
Acquisition Proposal or Alternative Offer; provided that Peoples Bank Corporation may, in response to an unsolicited written proposal from a third party regarding an Acquisition Proposal or Alternative Offer engage in the activities specified in clause (b) of this Section IV.B., if (i) in the reasonable opinion of the Board of Directors of Peoples Bank Corporation, with the advice of outside counsel, such action is required for the Board of Directors of Peoples Bank Corporation to comply with the duties applicable to directors under applicable law and (ii) Peoples Bank Corporation has received from such third party an executed confidentiality agreement with terms not materially less favorable to Peoples Bank Corporation than those contained in the confidentiality agreement entered into between Peoples Bank Corporation and Fifth Third dated June 3, 1999. Peoples Bank Corporation will immediately notify Fifth Third orally and will promptly (and in no event later than 24 hours after the relevant event) notify Fifth Third in writing (which oral and written notices shall identify the person making the Acquisition Proposal or Alternative Offer or request for information and set forth the material terms thereof) after having received any Acquisition Proposal or Alternative Offer, or request for nonpublic information relating to Peoples Bank Corporation or any of its subsidiaries or for access to the properties, books or records of Peoples Bank Corporation or any of its subsidiaries by any person who is considering making or has made an Acquisition Proposal or Alternative Offer. Peoples Bank Corporation will keep Fifth Third fully and currently informed of the status and details of any such Acquisition Proposal or Alternative Offer or request and any related discussions or negotiations. Subject to the foregoing, Peoples Bank Corporation shall, and shall cause the Bank Subsidiary and each of the PBC Subsidiaries' and their respective directors, officers and financial and legal advisors to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any Acquisition Proposal or Alternative Offer. Nothing in this
Section IV.B. shall prohibit Peoples Bank Corporation or its Board of Directors from taking and disclosing to the shareholders of Peoples Bank Corporation a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the shareholders of Peoples Bank Corporation which, in the judgment of the Board of Directors of Peoples Bank Corporation on advice of outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of Peoples Bank Corporation and its Board of Directors under any other provision of this Agreement. For purposes of this Agreement, "Alternative Offer" means any offer or proposal for, or any indication of interest in (a) an acquisition of securities representing 10% or more of the voting power of Peoples Bank Corporation or 25% or more of the voting power of any Significant Subsidiary (as defined in Regulation S-X of the SEC) of Peoples Bank Corporation or (b) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of any of Peoples Bank Corporation's subsidiaries. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving Peoples Bank Corporation or any Significant Subsidiary of Peoples Bank Corporation, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Peoples Bank Corporation or all or substantially all of the assets or deposits of any Significant Subsidiary of Peoples Bank Corporation, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of Peoples Bank Corporation or more than 25% of any Significant Subsidiary of Peoples Bank Corporation, or (z) any substantially similar transaction.

C. Valuation Adjustment. Consistent with GAAP, Peoples Bank Corporation agrees that on or before the Effective Time based on a review of the Bank Subsidiary's loan losses, current classified assets and commercial, multi-family and residential mortgage loans and investment portfolio, Peoples Bank Corporation will work with Fifth Third with the goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with the guidelines used within the Fifth Third holding company system. Fifth Third shall provide such assistance and direction to Peoples Bank Corporation as is necessary in conforming to such polices, practices, procedures and asset dispositions which are mutually agreeable between the date of this Agreement until the Effective Time.

D. Operations in the Ordinary Course; Forbearances. From the date of this Agreement until the Effective Time, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries will be operated in the ordinary course of business, and none of them will, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld: make any changes in its Restated Articles of Incorporation, Amended By-laws, or capital or corporate structures; issue any additional shares of Peoples Bank Corporation Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue, sell or permit to become outstanding any other equity securities, other than pursuant to the exercise of options granted prior to the date referred to in Section II.A.; or, issue as borrower any long term debt or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; except for expenditures in the amounts and for the purposes set forth in Schedule 1 attached hereto, all of which are in excess of $10,000, make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $10,000; make, enter into or renew any agreement for services to be provided to Peoples Bank Corporation, the Bank Subsidiary or any of the Bank Subsidiaries or permit the automatic renewal of any such agreement, other than the agreements identified in Schedule 1 which are specifically identified on such Schedule as agreements which Peoples Bank Corporation intends to renew, except any agreement for services having a term of not more than six (6) months or requiring the expenditure of not more than $50,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal); open for business any branch office which has been approved by the appropriate regulatory authorities but not yet opened or apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies or any material assets or liabilities outside the ordinary course of business, other than such agreements existing on the date hereof and disclosed in Schedule 1; make, declare, pay or set aside for payment any cash dividends on its own stock other than normal and customary cash dividends per quarter paid in such amounts and at such times as Peoples Bank Corporation historically has done on its Common Stock and which shall not exceed $.15 per share for the July 16 dividend (which may be increased by up to $.005 per share in each subsequent quarter in accordance with any increase in earnings, excluding extraordinary items and merger related expenses) or be paid more frequently than once per calendar quarter, provided this covenant shall only apply to Peoples Bank Corporation, and provided further that notwithstanding anything to the contrary herein, Peoples Bank Corporation and Fifth Third shall cooperate in selecting the Effective Time to ensure that the holders of Peoples Bank Corporation Common Stock do not become entitled to receive both a dividend with respect to their Peoples Bank Corporation Common Stock and a dividend with respect to their Fifth Third Common Stock or fail to be entitled to receive any dividend with respect to any quarterly period or portion thereof in which the Effective Time occurs; pay any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein; provide any increases in employee salaries or benefits other than in the ordinary course of business or as contemplated herein; or take any intentional action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, except, in every case, as required by applicable law, regulation or safe and sound banking practices. Peoples Bank Corporation agrees that it will not sell, transfer, mortgage or otherwise dispose of or encumber any of the shares of the capital stock of the Bank Subsidiary or any other PBC Subsidiary which are now owned by it, and none of Peoples Bank Corporation, the Bank Subsidiary nor any PBC Subsidiary shall sell, transfer, mortgage or otherwise dispose of or encumber any other assets, except in the ordinary course of business consistent with past practice.

E. Filings. Peoples Bank Corporation will timely file after the date of this Agreement all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all such reports will comply in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of filing or mailing, as the case may be, no such registration statement, prospectus, report, schedule, proxy statement or communication filed or mailed after the date of this Agreement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date, or omitted any material exhibit required to be filed therewith. Peoples Bank Corporation shall furnish Fifth Third in a timely manner with copies of all reports filed by Peoples Bank Corporation with the SEC subsequent to the date of this Agreement and until the Closing Date.

F. Resolution. A certified copy of the resolution of the Board of Directors of Peoples Bank Corporation approving the execution of this Agreement, specifically referring to the oral fairness opinion rendered by McDonald Investments Inc. shall be delivered to Fifth Third on the date of execution of this Agreement. A copy of the executed written opinion of McDonald Investments Inc. dated effective as of the date of the board action will be delivered to Fifth Third as soon as practicable after the date of this Agreement.

        Article V. Cooperation and Other Obligations and Other Covenants

A. Registration Statement and Proxy Statement. 1. Each of Fifth Third and Peoples Bank Corporation agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Fifth Third as promptly as reasonably practicable with the SEC in connection with the issuance of Fifth Third Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Peoples Bank Corporation constituting a part thereof (the "Proxy Statement") and all related documents). The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Fifth Third and Peoples Bank Corporation shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Registration Statement and the Proxy Statement, as the case may be, to the other party, and advise the other party of any oral comments with respect to the Registration Statement or the Proxy Statement received from the SEC. Each of Fifth Third and Peoples Bank Corporation agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. As promptly as possible after the Registration Statement is declared effective, Peoples Bank Corporation agrees to mail the Proxy Statement to its shareholders in accordance with the directions and under the supervision of Fifth Third. Fifth Third also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by the Agreement. Peoples Bank Corporation agrees to furnish to Fifth Third all information concerning Peoples Bank Corporation, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         2. Each of Fifth Third and Peoples Bank Corporation agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Peoples Bank Corporation shareholder meeting to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         3. Fifth Third agrees to advise Peoples Bank Corporation, promptly after Fifth Third receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Fifth Third Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Peoples Bank Corporation agrees to advise Fifth Third of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information.

B. Regulatory Approvals. 1. Fifth Third will prepare and cause to be filed, at the expense of Fifth Third, such notices, applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the Indiana Department of Financial Institutions, and any other Regulatory Agencies or stock exchanges as are required to secure the requisite approvals for the consummation of the transactions provided for in this Agreement. Fifth Third shall use all reasonable efforts to file all such applications within sixty (60) days of the date of this Agreement and to secure all such approvals. Peoples Bank Corporation agrees that it will cooperate with Fifth Third and, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries, as shall be required in connection with preparing such notices, applications and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, Fifth Third shall provide copies thereof to Peoples Bank Corporation.

         2. Third Fifth and Peoples Bank Corporation shall promptly advise each other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement.


C. Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies; provided that nothing in this Agreement shall obligate Fifth Third to agree to any conditions, restraints or requirements that would materially reduce the anticipated benefits of the Merger to Fifth Third or could reasonably be expected to have a material adverse effect on Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries taken as a whole (it being understood that a condition preventing the integration of the computer systems of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary with those of Fifth Third or its subsidiaries until after January 1, 2000 shall not be deemed such a burdensome condition).

D. Access to Information. 1. Peoples Bank Corporation agrees to permit Fifth Third, its officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Peoples Bank Corporation, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties, and those of its respective subsidiaries as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries or Fifth Third and its subsidiaries, as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in Section VII.D. hereof); provided, however, no investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

         2. Fifth Third will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it by Peoples Bank Corporation concerning Peoples Bank Corporation, the Bank Subsidiary or any of the PBC Subsidiaries. Peoples Bank Corporation will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Peoples Bank Corporation or Fifth Third, as the case may be, and shall not be used by Fifth Third or Peoples Bank Corporation, as the case may be, in any way detrimental to Peoples Bank Corporation or Fifth Third.

         3. As soon as they are available, Peoples Bank Corporation will provide to Fifth Third Peoples Bank Corporation's unaudited, consolidated balance sheets, statements of income, changes in stockholders' equity and cash flows as of and at June 30, 1999, and for the six months then ended, and shall continue to furnish such financial information for subsequent monthly and quarterly periods to Fifth Third, and audited, consolidated financial statements as at December 31, 1999 and for the year then ended, as soon as practicable, in each case, until the Closing Date. Such audited and unaudited consolidated financial statements of Peoples Bank Corporation will fairly present, as applicable, the consolidated financial condition, results of operations and cash flows of Peoples Bank Corporation as of the date thereof, and for the years or periods covered thereby, in conformity with GAAP, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results). Peoples Bank Corporation timely shall furnish Fifth Third with copies of all reports filed by Peoples Bank Corporation with the SEC subsequent to the date of this Agreement and until the Closing Date.

         4. As soon as they are available, Fifth Third will provide to Peoples Bank Corporation Fifth Third's unaudited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as of and at June 30, 1999, and for the six months then ended, and shall continue to furnish such financial information for subsequent monthly and quarterly periods to Peoples Bank Corporation, and audited, consolidated financial statements as at December 31, 1999 and for the year then ended, as soon as practicable, in each case, until the Closing Date. Such audited and unaudited consolidated financial statements of Fifth Third fairly will fairly present, as applicable, the consolidated financial condition, results of operations and cash flows of Fifth Third as of the date thereof, and for the years or periods covered thereby, in conformity with GAAP, consistently applied (except as stated therein and except for the omission of notes to unaudited statements and except for normal (in nature and amount) year-end adjustments to interim results). Fifth Third timely shall furnish Peoples Bank Corporation with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

E. Employee Benefit Matters. 1. If Fifth Third so requests, Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary shall develop a plan and timetable for terminating any or all of the Qualified Benefit Plans, and, with the advance written approval of Fifth Third, shall proceed with the implementation of said termination plan and timetable; provided that such terminations will not adversely affect qualification of such Qualified Benefit Plan under the Code.

         2. Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that the requirements of Sections 404, 412, 415, 416, 401(k) and
(m) of the Code have been satisfied by all of its Qualified Benefit Plans for the 1996, 1997 and 1998 plan years.

         3. With respect to any Benefit Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without Fifth Third's consent whether or not such discretionary acceleration of vesting is provided under the terms of the Benefit Plan; provided that a Benefit Plan which pursuant to its terms provides for an acceleration of vesting upon a change of control of Peoples Bank Corporation shall not be deemed to involve a discretionary acceleration of vesting and vesting thereunder shall accelerate as of the Effective Time or any later date as provided therein.

         4. If requested by Fifth Third, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries shall take all actions necessary to freeze the Qualified Benefit Plans other than the Pension Plan as of a date at least thirty (30) days prior to the Effective Time such that no further contributions (including employee 401(k) contributions) shall be made under the Qualified Benefit Plans after the Effective Time.

         5. Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries, without the advance written consent of Fifth Third, which shall not be unreasonably withheld or delayed, shall not (a) adopt any amendments to the Qualified Benefit Plans after the date of this Agreement; or (b) make any distributions from the Qualified Benefit Plans after the date of this Agreement; or (c) make any contributions to the Qualified Benefit Plans (except 401(k) employee contributions and any required employer matching contributions which are consistent with past practice of Peoples Bank Corporation with respect to the timing and amount of contributions) after the date of this Agreement; or (d) take any action which would reduce or restrict the availability of surplus (excess of plan assets over plan liabilities) under any defined benefit plan as defined in Section 414(j) of the Code. After Peoples Bank Corporation has satisfied the requirements of Section E (2) above, consent of Fifth Third shall not be required for distributions permitted pursuant to the terms of the Qualified Benefit Plans as currently in effect.

         6. Within thirty (30) days after the date of this Agreement, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries shall take any and all actions necessary to amend the Peoples Bank & Trust Company Employees' Pension Plan ("Pension Plan") so as to revoke the amendment to the Pension Plan which was adopted June 17, 1999 to the extent permitted by law. Such actions shall be taken in accordance with all applicable laws, regulations and the Pension Plan documents in such a way that ensures that participants and beneficiaries in the Pension Plan have no legal entitlement to any overfunding in the Pension Plan. Within forty-five (45) days after the date of this Agreement, Peoples Bank Corporation shall have received the reasoned opinion of Barnes & Thornburg, counsel to Peoples Bank Corporation, in a form reasonably acceptable to Fifth Third, to the effect that, after the actions taken to revoke the June 17, 1999 amendment to the Pension Plan, to the extent permitted by law
(a) no participant, beneficiary or other party (other than Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries) should have any entitlement to any surplus assets in the Pension Plan and (b) the actions taken to revoke such amendment should not constitute an impermissible reduction in accrued benefits.

         7. Within thirty (30) days after the date of this Agreement, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries shall take any and all actions necessary to amend the Peoples Bank & Trust Company Unfunded Supplemental Retirement Plan For a Select Group of Management Employees (the "SERP") so as to revoke the Third Amendment to the SERP which was adopted June 17, 1999. Such actions shall be taken in accordance with all applicable laws, regulations and the SERP documents in such a way that ensures that participants and beneficiaries in the SERP have no legal entitlement to any benefits based on said Third Amendment. Such actions shall include but not be limited to obtaining the written consent of such revocation of each participant and beneficiary under the SERP and each participant's written agreement that they will receive no benefit if he or she terminates (for any reason) service before attaining age 60, except in the case of death or disability in accordance with the terms of the SERP in effect prior to such Third Amendment.

         8. Schedule 1 lists all of the split dollar life insurance agreements and policies as to which Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries is a party.

F. State Anti-Takeover Statutes. Peoples Bank Corporation will take all steps reasonably within its control which are necessary to exempt (or continue the exemption of) the Merger, this Agreement and the transactions contemplated hereby and thereby from any applicable state anti-takeover law, as now or hereafter in effect.

G. Affiliates. Not later than the 15th day prior to the mailing of Peoples Bank Corporation's Proxy Statement with respect to the Merger, Peoples Bank Corporation shall deliver to Fifth Third a list of each person that, to the best of Peoples Bank Corporation's knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act, or SEC Accounting Series Releases 130 and 135 (the "Peoples Bank Corporation Affiliates"). Peoples Bank Corporation shall use its reasonable best efforts to cause each Peoples Bank Corporation Affiliate to execute and deliver to Fifth Third on or before the mailing of such Proxy Statement an agreement in the form of Appendix A hereto.

H. Employment Agreements. Within thirty (30) days after the date of this Agreement, Peoples Bank Corporation shall have obtained signed agreements and releases (in a form previously approved by Fifth Third) from the officers of Peoples Bank Corporation listed on Article V, Section H of Schedule 1 attached hereto, in which such employees have agreed to terminate their employment agreements and waive their rights to any payments under said agreements.

I. Exchange Fund. Immediately prior to the Effective Time, the Exchange Agent, will acknowledge in writing to Peoples Bank Corporation that the Exchange Agent is in receipt of (i) certificates representing a whole number of shares of Fifth Third Common Stock to be issued to the shareholders of Peoples Bank Corporation pursuant to this Agreement, and (ii) sufficient cash to be paid to the Peoples Bank Corporation shareholders for fractional shares.

J. Exemption From Liability Under Section 16(B). Assuming that Peoples Bank Corporation delivers to Fifth Third the Section 16 Information in a timely fashion prior to the Effective Time, the Board of Directors of Fifth Third, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution, expressly relying on Peoples Bank Corporation's representation that any such options or other grants were upon their issuance exempt from liability pursuant to Section 16(b) under the Exchange Act, providing that the receipt by the Peoples Insiders of Fifth Third Common Stock in exchange for shares of Peoples Bank Corporation Common Stock, and of options to purchase shares of Fifth Third Common Stock upon conversion of options to purchase shares of Peoples Bank Corporation Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act; provided, however, that the Board of Directors of Fifth Third will be under no obligation to adopt such a resolution unless it may expressly rely on a written representation by Peoples Bank Corporation that any such options or other grants were, upon their issuance, exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Peoples Insiders, the number of shares of Peoples Bank Corporation Common Stock held by each such Peoples Insider and expected to be exchanged for Fifth Third Common Stock in the Merger, and the number and description of the options to purchase shares of Peoples Bank Corporation Common Stock held by each such Peoples Insider and expected to be converted into options to purchase shares of Fifth Third Common Stock in connection with the Merger. "Peoples Insiders" shall mean those officers and directors of Peoples Bank Corporation who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

                  Article VI. Conditions Precedent to Closing.

A.       Conditions to the Obligations of Each of the Parties:

The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

         1. The shareholders of Peoples Bank Corporation shall have duly approved the Merger and the plan of merger contained within this Agreement, by the affirmative vote of a majority of the outstanding shares of Peoples Voting Common Stock and by the affirmative vote of a majority of the outstanding shares of Peoples Non-Voting Common Stock, voting as separate voting groups, in accordance with and as required by law and in accordance with Peoples Bank Corporation's Restated Articles of Incorporation and Amended Bylaws.

         2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Ohio Division of Financial Institutions, the Indiana Division of Financial Institutions, and the Federal Deposit Insurance Corporation to the extent required and, in the case of Fifth Third, none of such orders, consents, clearances and approvals and requirements shall be subject to a condition, restriction or requirement of the type referred to in the proviso to Section VI.C. hereof.

         3. Any waiting period mandated by law in respect of the final requisite approval by any applicable Regulatory Agency of the transaction contemplated herein shall have expired.

         4. Prior to or at the Effective Time, no investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Fifth Third or Peoples Bank Corporation, individually or on a combined basis, and other than regularly scheduled regulatory examinations.

         5. Fifth Third shall have registered its shares of Fifth Third Common Stock to be issued to the Peoples Bank Corporation shareholders hereunder with the SEC pursuant to the Securities Act, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued. The shares of Fifth Third Common Stock to be issued to the Peoples Bank Corporation shareholders hereunder shall have been authorized for trading on the NASDAQ National Market System upon official notice of issuance.

B.       Additional Conditions to the Obligations of Fifth Third:

The obligation of Fifth Third to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions unless waived by Fifth Third in a writing delivered to Peoples Bank Corporation which specifically refers to the condition or conditions being waived:

         1. All of the representations and warranties of Peoples Bank Corporation set forth in Article II of this Agreement that contain a materiality standard shall be true and correct, and all of the other representations and warranties of Peoples Bank Corporation set forth in Article II of this Agreement shall be true and correct in all material respects, in each case, both as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

         2. Peoples Bank Corporation shall have performed all of the obligations required of it under the terms of this Agreement, except for breaches of obligations which would not have, and would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries taken as a whole.

         3. Barnes & Thornburg, counsel for Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries, shall have delivered an opinion addressed to Fifth Third in substantially the form appended hereto as Appendix B.

         4. The aggregate amount of consolidated shareholders' equity (including Peoples Bank Corporation Common Stock and retained earnings and excluding treasury stock) of Peoples Bank Corporation immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with generally accepted principles, consistently applied, shall not be less than $52,000,000. For purposes of this
Section VI.B.4.,  (A) any expenses or accruals after the date hereof relating to
(i) the adjustments contemplated by Section IV.B.(i) herein, (ii) termination or funding of any of Peoples Bank Corporation's, the Bank Subsidiary's and the PBC Subsidiaries' Benefit Plans, as contemplated herein, (iii) expenses associated with the Merger, or (iv) expenses or losses associated with the valuing of the investments of Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries at current market value as required by GAAP shall be excluded for purposes of calculation of Peoples Bank Corporation's shareholders' equity as contemplated herein prior to the Effective Time.

         5. Peoples Bank Corporation's independent certified public accountants shall have reviewed the unaudited consolidated financial statements of Peoples Bank Corporation as at the end of the month immediately preceding the Effective Time, as well as the unaudited separate financial statements of the Bank Subsidiary and each PBC Subsidiary as of the same date, performed such other auditing procedures as may be requested by Fifth Third and reported in good faith that they are not aware of any material modifications which would have a material adverse effect on the financial condition of Peoples Bank Corporation, the Bank Subsidiary or any PBC Subsidiary that should be made in order for such financial statements to (i) be in conformity with GAAP, consistently applied, excluding the presentation of footnotes, and (ii) accurately state the financial condition and results of operations of Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries, and such modifications, in either case, would have a material adverse effect on the financial condition of Peoples Bank Corporation, the Bank Subsidiary or the PBC Subsidiaries.

         6. Fifth Third shall have received a certificate from Peoples Bank Corporation and the Bank Subsidiary, executed by the chief executive officer and chief financial officer of each, dated the Closing Date, certifying to the best knowledge and belief of the chief executive officer and chief financial officer of each that the conditions set forth in Section VI.B.1. and VI.B.2. have been satisfied.

         7. The total number of shares of Peoples Bank Corporation Common Stock issued and outstanding, or issuable pursuant to any outstanding options (whether or not exercisable or vested) shall not exceed 3,180,000 shares.

         8. (a) In consideration of the consummation of this transaction, each of the Directors of Peoples Bank Corporation shall have executed and delivered to Fifth Third an agreement by which the Directors shall agree for the Restricted Period (as defined below) not to directly or indirectly, whether for their own account or for the account of any other person, firm, corporation, or other business organization, (i) serve as a director of, or beneficially own more than 5% of the voting common stock of, any financial institution engaged in the provision of Banking Services headquartered in the State of Indiana, or (ii) join with any other parties to apply to any State or Federal regulatory authority for the issuance of a bank or savings and loan charter for operation in the State of Indiana. Notwithstanding any provision contained in this Section 8, the restrictions contained herein shall not be applicable to (i) any activity or investment of the Director which existed at the time of this Agreement and which was disclosed by the Director to Fifth Third, (ii) any activity of the Director's spouse.

         (b) The term "Restricted Period" shall mean the period beginning on the Effective Date and ending three (3) years from the Effective Time.

         (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, asset management and all other services which are customarily provided by banks or which are otherwise provided by Fifth Third or its affiliates.

         9. Fifth Third shall have received an opinion of Graydon, Head & Ritchey, counsel to Fifth Third, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion:
(a) the Merger constitutes a "reorganization"  within the meaning of Section 368
(a) of the Code and (b) that, accordingly, no gain or loss will be recognized by Fifth Third as a result of the Merger. In rendering such opinion, such counsel may require and rely upon representations contained in letters from Fifth Third and Peoples Bank Corporation.

         10. On the date of execution of this Agreement, William E. McWhirter and Susan McWhiter each executes and delivers to Fifth Third a Shareholder Support Agreement in the form of Appendix E attached hereto.

C.       Additional Conditions to the Obligations of Peoples Bank Corporation:

The obligation of Peoples Bank Corporation to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions unless waived by Peoples Bank Corporation in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

         1. All of the representations and warranties of Fifth Third set forth in Article III of this Agreement that contain a materiality standard shall be true and correct, and all of the other representations and warranties of Fifth Third set forth in Article III of this Agreement shall be true and correct in all material respects, in each case, both shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

         2. Fifth Third shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

         3. Paul L. Reynolds, counsel for Fifth Third, shall have delivered an opinion addressed to Peoples Bank Corporation in substantially the form appended hereto as Appendix C.

         4. Peoples Bank Corporation shall have received a certificate from Fifth Third, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to each of such officers' best knowledge and belief that the conditions set forth in Section VI.C.1. and VI.C.2. have been satisfied.

         5. Peoples Bank Corporation shall have received an opinion of Barnes & Thornburg, counsel to Peoples Bank Corporation, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion (a) the Merger constitutes a "reorganization" within the meaning of
Section 368 (a) of the Code and (b) that, accordingly, (i) no gain or loss will be recognized by Peoples Bank Corporation as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of Peoples Bank Corporation who receives Fifth Third Common Stock in exchange for shares of Peoples Bank Corporation Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering such opinion, such counsel may require and rely upon representations contained in letters from Fifth Third and Peoples Bank Corporation.

         6. McDonald Investments Inc. shall have delivered to the Peoples Bank Corporation Board of Directors its written opinion updated to the date of the proxy statement for the meeting of the Peoples Bank Corporation shareholders called to approve the Merger to the effect that the Exchange Ratio is fair from a financial point of view to the holders of Peoples Bancorp Common Stock.

                        Article VII. Additional Covenants

A. Bank Merger. The Bank Subsidiary shall be merged with and into Fifth Third Bank, Indiana, to be effective at the Effective Time. The parties hereto agree to cooperate with one another to effect such merger. Upon consummation of any merger of the Bank Subsidiary, the separate corporate existence of the Bank Subsidiary shall cease by operation of law. Fifth Third reserves the right in its sole discretion to not merge the Bank Subsidiary with Fifth Third Bank, Indiana and instead to keep the separate existence of the Bank Subsidiary or to merge the Bank Subsidiary with any other affiliate of Fifth Third.

B. Employment Arrangements. 1. Fifth Third shall consider employing at Fifth Third or other Fifth Third subsidiaries or affiliates as many of the Peoples Bank Corporation and Bank Subsidiary employees who desire employment within the Fifth Third holding company system as possible, to the extent of available positions and consistent with Fifth Third's standard staffing levels and personnel policies; provided that such continuing employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Bank Subsidiary's medical plan immediately prior to the Effective Time or any waiting period relating to coverage under Fifth Third's medical plan.

         2. Those employees who do not have an employment or severance agreement and who are not employed by Fifth Third or who are terminated or voluntarily resign after being notified that, as a condition of employment, such employee must work at a location more than thirty (30) miles from such employee's former location of employment or that such employee's salary will be materially decreased, in any case and in both cases, within ninety (90) days after the Effective Time, and who sign and deliver a termination and release agreement in the form attached as Appendix D hereto, shall be entitled to severance pay equal to, (a) in the case of employees named on Schedule 1, the amounts listed with respect to each such employee on such Schedule 1 provided that in the event severance payments under this Section VII (B)(2) exceed $1,100,000 the amounts due such employees shall be reduced ratably to the extent of such excess, (b) in the case of officers of Peoples Bank Corporation or the Bank Subsidiary not listed on Schedule 1, two (2) weeks of pay for each year of service up to a maximum of twenty-six (26) weeks of pay and a minimum of four (4) weeks of pay,
(c) in the case of all other exempt employees two (2) weeks of pay for each year of service up to a maximum of twelve (12) weeks of pay and a minimum of four (4) weeks of pay, and (d) in the case of all other employees two (2) weeks of pay for each year of service up to a maximum of eight (8) weeks of pay and a minimum of four (4) weeks of pay. All officers of Peoples Bank Corporation identified on
Article V Section H of Schedule 1 will not be entitled to receive the severance benefits described in this Section 2. For these purposes, if there has been a break in an employee's period of employment, the prior period shall be added to the current period of employment. Fifth Third shall provide sufficient notification to Peoples Bank Corporation of those employees that will not be offered a position with Fifth Third subsequent to the Effective Time in order that such employees terminated by Peoples Bank Corporation can be given appropriate notice of termination in advance of the effectiveness thereof. Nothing contained in this Section VII.B.2 shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

         3. With the consent of Fifth Third, Peoples Bank Corporation, the Bank Subsidiary and the PBC Subsidiaries may make such payments as they determine appropriate to selected key employees as retention bonuses, noncompete payments and/or severance. Any employee entitled to receive such a payment shall not be entitled to severance payments under 2 above. As a condition to receiving any such payments, an employee shall be required to sign and deliver a termination and release agreement in the form comparable to that attached as Appendix D.

         4. Fifth Third shall honor and perform, and pay when due amounts required under, Severance Agreements, dated the date hereof with the officers of Peoples Bank Corporation listed on Schedule 1 attached hereto.

         5. The Bank Subsidiary is authorized to continue to accrue and pay bonuses in accordance with the bonus and incentive compensation plans listed on
Schedule 1, which are paid in the ordinary course of business; provided that the Bank Subsidiary may elect to accrue and pay all bonuses that would otherwise be paid for 1999 pursuant to such plans at the Effective Time (based upon a projected income for 1999 of the Bank Subsidiary as of the date of such payment without deduction for merger related expenses). Such bonus arrangements are described on Schedule 1. Any employee whose employment is terminated voluntarily or involuntarily prior to the Effective Time shall not be paid a bonus or incentive compensation without the prior written consent of Fifth Third. Such bonus payments will not exceed $1,300,000 in the aggregate without the prior written consent of Fifth Third.

C. Director, Officer and Employee Indemnification. (i) From and after the Effective Time, Fifth Third shall assume the obligations of Peoples Bank Corporation and Bank Subsidiary or any of their subsidiaries arising under applicable Ohio, Indiana and Federal law in existence as of the date hereof or as amended prior to the Effective Time and under the Peoples Bank Corporation's Restated Articles of Incorporation and Amended By-laws or the Bank Subsidiary's Articles of Incorporation and Bylaws as in effect on the date hereof, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who become, prior to the Effective Time, an officer or director of Peoples Bank Corporation, Bank Subsidiary, or any of their subsidiaries (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fifth Third) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Peoples Bank Corporation, the Bank Subsidiary or any of their subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the Merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Fifth Third shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under Peoples Bank Corporation's Restated Articles of Incorporation or Amended By-laws or Bank Subsidiary's Articles of Incorporation or Bylaws. Fifth Third's assumption of the indemnification obligations of Peoples Bank Corporation, Bank Subsidiary or any of their subsidiaries as provided herein shall continue for a period of five years after the Effective Time or, in the case of claims asserted prior to the fifth anniversary of the Effective Time until such matters are finally resolved. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify Fifth Third (but the failure to so notify Fifth Third shall not relieve Fifth Third from any liability which Fifth Third may have under this section except to the extent Fifth Third is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this section unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified Parties.

         (ii) From and after the Effective Time, the directors, officers and employees of Peoples Bank Corporation and its subsidiaries who become directors, officers or employees of Fifth Third or any of its subsidiaries, except for the indemnification rights set forth in subparagraph (i) above, shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of Fifth Third or the subsidiary by which such person is employed are entitled under the provisions of the Articles of Incorporation of Fifth Third or similar governing documents of Fifth Third or its applicable subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

         (iii) The obligations of Fifth Third provided under this Section VII.C. are intended to benefit, and be enforceable against Fifth Third directly by, the Indemnified Parties, and shall be binding on all respective successors of Fifth Third.

         (iv) Fifth Third shall also purchase and keep in force for a three (3) year period, a policy of directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in at least the amount currently covered by Peoples Bank Corporation's existing directors' and officers' liability insurance for acts or omission occurring on or prior to the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 150% of the costs currently paid for such coverage by Peoples Bank Corporation.

D. Notices. All notices, requests, consents, and demands under this Agreement shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid, or by confirmed air courier, and addressed, if to Peoples Bank
Corporation to Mr. William E. McWhirter, Chairman and CEO, Peoples Bank Corporation of Indianapolis, 130 East Market Street, Indianapolis, Indiana 46204, with a copy to Eric R. Moy, Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204; and, if to Fifth Third, to Mr. George A. Schaefer, Jr., President and Chief Executive Officer, Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, with a copy to Paul L. Reynolds, Esq., Senior Vice President and General Counsel, Fifth Third Bank, Legal Division, 38 Fountain Square Plaza, M.D. 10AT76, Cincinnati, Ohio 45263. Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the business day upon which delivery is made at such address as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be sent by certified mail, postage pre-paid, return receipt requested.

E. Entire Agreement. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third or Peoples Bank Corporation to each other pursuant hereto, constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section X hereof.

F. Indemnification. Fifth Third and Peoples Bank Corporation shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

G. Electronic Funds Transfers. Upon the request of Fifth Third and at the sole option of Fifth Third, Peoples Bank Corporation and the Bank Subsidiary shall execute and deliver to Midwest Payment Systems, Inc. ("MPS") an agreement to convert all electronic funds transfer ("EFT") related services to MPS and the Jeanie(R) system. Such Agreement shall provide that MPS will be the exclusive provider of such services to Peoples Bank Corporation and Bank Subsidiary for a period of five (5) years from the date such agreements are executed. Fifth Third agrees that the cost of the conversion of Peoples Bank Corporation and Bank Subsidiary to EFT provided by MPS and conversion to the Jeanie(R) system (including, without limitation, the cost of all card reissue, signage and penalties relating to terminating its current EFT relationships) will be paid by Fifth Third. Fifth Third further agrees that the costs and fees to Peoples Bank Corporation and the Bank Subsidiary for the Jeanie(R) service shall not exceed those charged by the current EFT service provider of Peoples Bank Corporation and the Bank Subsidiary, subject to any increases in such costs and fees which would otherwise be permitted under their current EFT processing agreements. In the event this Agreement is terminated pursuant to Article VIII hereof for any reason except a material breach or default by Peoples Bank Corporation or a failure of Peoples Bank Corporation's shareholders to approve the Merger, and if, in such instance, Peoples Bank Corporation desires to convert to another provider of EFT services, Fifth Third shall pay all costs and expenses associated with such conversion, provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the EFT services industry. In no event shall Peoples Bank Corporation or the Bank Subsidiary be required to take any actions pursuant to this Section G or otherwise under this Agreement that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Peoples Bank Corporation or the Bank Subsidiary.

H. Press Releases. Fifth Third and Peoples Bank Corporation shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law and provided, further, however, that Fifth Third shall not be required to incorporate any comments from Peoples Bank Corporation into such releases or public filings unless determined to be appropriate by Fifth Third in good faith.

I. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between Fifth Third and Peoples Bank Corporation.

J. Advice of Changes. 1. Between the date hereof and the Closing Date, Peoples Bank Corporation shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent; provided, that no such disclosure shall affect or modify any representation or warranty of Peoples Bank Corporation contained herein or made pursuant hereto.

         2. Between the date hereof and the Closing Date, Fifth Third shall promptly advise Peoples Bank Corporation in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent; provided, that no such disclosure shall affect or modify any representation or warranty of Fifth Third contained herein or made pursuant hereto.

         3. Each party hereto will promptly notify the other party in writing of the occurrence of any event which will or may result in the failure to satisfy any material condition precedent set forth in this Agreement. Between the date of this Agreement and the Closing Date, each party hereto will notify the other of the satisfaction of such material conditions precedent as they occur.

K. Tax Treatment. Neither Fifth Third or Peoples Bank Corporation will take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

L. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                            Article VIII. Termination

A. Bases for Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Peoples Bank Corporation or by Peoples Bank Corporation to Fifth Third in the following instances:

1. By Fifth Third or Peoples Bank Corporation, if there has been to the extent contemplated in Section VI.B.1. and 2. and Section VI.C.1. and 2. herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentations, breach or failure to comply has not been cured within thirty
(30) days after receipt of written notice or is not capable of being cured, provided, the party in default shall have no right to terminate for its own default. For purposes hereof, a breach of Sections IV.A. and IV.B. will be deemed not capable of being cured.

         2. By Fifth Third or Peoples Bank Corporation, if the business or assets or financial condition of the other party, in each case taken as a whole, shall have materially and adversely changed from that in existence at December 31, 1998, other than any such change attributable to or resulting from any change in law or regulation or GAAP, changes in interest rates, economic, financial or market conditions affecting the banking industry generally or changes that occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement.

         3. By Fifth Third or Peoples Bank Corporation, if the merger transaction contemplated herein has not been consummated by February 1, 2000, provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

         4. By the mutual written consent of Fifth Third and Peoples Bank Corporation.

         5. By Fifth Third if any event occurs which renders impossible of satisfaction one or more of the conditions to the obligations of Fifth Third to effect the Merger set forth in Sections VI.A. and B. herein and non-compliance is not waived by Fifth Third.

         6. By Peoples Bank Corporation if any event occurs which renders impossible of satisfaction one or more of the conditions of the obligations of Peoples Bank Corporation to effect the Merger as set forth in Sections VI.A. and
C. herein and non-compliance is not waived by Peoples Bank Corporation.

         7. By Fifth Third if the Board of Directors of Peoples Bank Corporation shall have publicly announced that it has withdrawn or modified in a manner adverse to Fifth Third its favorable recommendation of the Merger.

         8.  By  Fifth  Third  or  Peoples  Bank  Corporation  if  Peoples  Bank
Corporation shareholders, acting at a meeting held for the purpose of voting upon the Merger, vote not to approve the Merger in the manner required by law.

         9. By Peoples Bank Corporation if the average of the closing price of Fifth Third Common Stock for the thirty (30) trading days ending five (5) trading days before the Effective Time is less than $50.25 per share.

         10. By Fifth Third if the average of the closing price of Fifth Third Common Stock for the thirty (30) trading days ending five (5) trading days before the Effective Time is greater than $83.70 per share.

B. Effect of Termination. Upon termination as provided in this Section, this Agreement, except for the provisions of Section V.D.2. and Paragraphs F, G, and I of Article VII hereof, shall be void and of no further force or effect, and, except as provided in Paragraph F of Article VII hereof, neither party hereto (nor any of their respective officers, directors or subsidiaries) shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination, but in no event shall any party be liable for punitive or exemplary damages.

                     Article IX. Closing and Effective Time

The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of Fifth Third in Cincinnati, Ohio on a Friday which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Section VI hereof, including the expiration of all regulatory waiting periods, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of a certificate or articles of merger (which shall be prepared by Fifth Third and reasonably satisfactory to Peoples Bank Corporation) with the Secretary of State of the State of Ohio and the Secretary of State of the State of Indiana, respectively, in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

                              Article X. Amendment

This Agreement may be amended, modified or supplemented by the written agreement of Peoples Bank Corporation and Fifth Third upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Peoples Bank Corporation, but after any such approval by the shareholders of Peoples Bank Corporation no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement.

                               Article XI. General

This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio, except to the extent that the Merger and Peoples Bank Corporation are subject to the IBCL. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein (including, without limitation, Sections VII. B. and VII. C. hereof) none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto; provided, however, that the merger or consolidation of Fifth Third shall not be deemed an assignment hereunder if Fifth Third is the surviving corporation in such merger or consolidation and its Common Stock shall thereafter continue to be traded on the NASDAQ National Market System or the New York Stock Exchange and issuable to Peoples Bank Corporation shareholders pursuant to the terms of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                            Article XII. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove set forth.


                                FIFTH THIRD BANCORP

(SEAL)                          By: /s/ George A. Schaefer, Jr.
                                   George A. Schaefer, Jr.
                                   President and Chief Executive Officer

                                Attest:     /s/ Paul L. Reynolds
                                            Paul L. Reynolds
                                            Assistant Secretary

                                PEOPLES BANK CORPORATION OF INDIANAPOLIS

(SEAL)                          By:         /s/ William E. McWhirter
                                            William E. McWhirter
                                            Chairman and Chief Executive Officer

                                Attest:     /s/ Charles R. Hageboeck
                                            Charles R. Hageboeck
                                            Secretary